UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 625-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Purchase and Assumption Agreement
On April 6, 2009, First Niagara Bank (the “Bank”), the wholly owned subsidiary of First Niagara Financial Group, Inc. (the “Company”), entered into a Purchase and Assumption Agreement to acquire approximately $4.2 billion of deposits and 57 western Pennsylvania bank branches from National City Bank (“National City”), a subsidiary of The PNC Financial Services Group, Inc. (“PNC”), for a deposit premium of 1.3% (the “Branch Acquisition”). In addition to $3.2 billion in cash, the Bank will also receive approximately $839 million of performing branch-based business and consumer loans. The Bank anticipates that approximately 500 employees in western Pennsylvania, most of whom work in the branches to be acquired, will join the Bank. The sale of the branches by National City is a result of divestiture requirements imposed in connection with the acquisition of National City Corporation by PNC. The transaction, which is expected to close in September of this year, has received approvals from the Bank’s and National City’s Boards of Directors. The acquisition by the Bank remains subject to regulatory approval and other customary closing conditions.
The foregoing description of the Purchase and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Assumption Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.
Securities Purchase Agreement
On April 6, 2009, and in connection with the Branch Acquisition, the Company also entered into a Securities Purchase Agreement with PNC and National City providing the Company with the option to issue a combination of up to $150 million of Company common stock and notes to PNC and National City, respectively. Under the terms of the Securities Purchase Agreement, and concurrently with the Closing of the Branch Acquisition: (i) the Company may elect to sell to PNC, and if it so elects PNC is obligated to purchase, up to 6,818,182 shares of Company common stock, not to exceed an aggregate purchase price of $75 million; and (ii) the Company may elect to sell to National City, and if it so elects National City is obligated to purchase, up to $150 million (less the amount of common stock sold to PNC) of 12% Senior Notes due 2014, which notes are redeemable in whole or in part prior to maturity.
The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.
A press release announcing these transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

2.1
Purchase and Assumption Agreement dated as of April 6, 2009, by and among National City Bank, First Niagara Bank and The PNC Financial Services Group, Inc., solely with respect to Section 5.16, 7.10 and 9.1(d)*

10.1	Securities Purchase Agreement, dated as of April 6, 2009, by and among The PNC Financial Services Group, Inc., National City Bank and First Niagara Financial Group, Inc.

99.1	Press Release dated April 7, 2009

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: April 6, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description

2.1
Purchase and Assumption Agreement dated as of April 6, 2009, by and among National City Bank, First Niagara Bank and The PNC Financial Services Group, Inc., solely with respect to Section 5.16, 7.10 and 9.1(d)*

10.1	Securities Purchase Agreement, dated as of April 6, 2009, by and among The PNC Financial Services Group, Inc., National City Bank and First Niagara Financial Group, Inc.

99.1	Press Release dated April 7, 2009

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

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